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                                   EXHIBIT 2.2




                                TAKEOVER OFFER BY




                           LIQUITEK ENTERPRISES, INC.




                          TO PURCHASE ALL THE SHARES IN






                                 DISTECH LIMITED















                        TO ACCEPT THIS OFFER SEE PAGE 4.



                   THIS IS AN IMPORTANT AND VALUABLE DOCUMENT.



     IF YOU ARE IN ANY DOUBT AS TO WHAT ACTION YOU SHOULD TAKE, YOU SHOULD
                  CONSULT YOUR FINANCIAL ADVISER IMMEDIATELY.





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SUMMARY OF OFFER


On 20 June 2000 Liquitek Enterprises, Inc. ("Liquitek") announced its intention to merge with Distech Limited ("Distech"). On 30 November 2000 Liquitek reached agreement with 6 shareholders in Distech holding between them 71.05 per cent of the securities issued by Distech to acquire those securities on the basis of 3 Liquitek securities for every 1 Distech security. It was a term of that agreement that the offer be extended to all Distech shareholders. Accordingly Liquitek now makes a takeover offer ("Offer") for all of the remaining shares, options and warrants in Distech. The key terms of the Offer are:

- The consideration offered is 3 Liquitek ordinary shares, warrants or options for each ordinary share, warrant or option in Distech.

-    The Offer is unconditional.

- The Offer closes on the date one month one day from the date of this Offer (unless extended).




HOW TO ACCEPT THIS OFFER


To accept this Offer, you should complete the Acceptance Form enclosed with this Offer in accordance with the instructions set out on the form. Then mail the form in the enclosed reply paid envelope to:

           Share Offer
           Liquitek Enterprises, Inc.
           C/- Distech Limited
           PO Box 87119
           Meadowbank
           Auckland

Your early response to this Offer will assist in the processing of acceptances.











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       OFFER BY LIQUITEK ENTERPRISES, INC. TO PURCHASE ALL THE SHARES
       IN DISTECH LIMITED




       TO     The Shareholders of Distech Limited ("Distech")




       THE OFFER

Liquitek Enterprises, Inc. ("Liquitek") offers to purchase, on the terms and conditions set out in this Offer, all Distech Securities which have been issued at 14 December 2000 ("the Notice Date") and which it does not already own.



       CONSIDERATION

Subject to Clause 3 the consideration offered is 3 ordinary Liquitek shares, warrants or options for each ordinary share, warrant or option of Distech ("New Securities").



       TERMS OF THE OFFER

The Distech Securities are to be acquired fully paid up and free from all charges, liens, mortgages and encumbrances of any kind, and together with all rights now or hereafter attached thereto.

The New Securities will be issued subject to the restrictions specified in this Offer.



       ACCEPTANCE OF OFFER

To accept this Offer:

Complete the enclosed Acceptance Form in accordance with the instructions printed on its reverse.








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               Send the form, in the enclosed reply paid envelope AS SOON AS
               POSSIBLE to:

                           Share Offer
                           Liquitek Enterprises, Inc.
                           C/- Distech Limited
                           PO Box 87119
                           Meadowbank
                           Auckland



Acceptances must be received in the case of all Distech Securities not later than 31 January 2001. No acknowledgement of the receipt of acceptances will be issued.

Liquitek may, in its discretion, treat any form of acceptance as valid notwithstanding that it does not comply with Clauses 4.1 or 4.2 or is otherwise irregular and may, in its discretion, rectify any errors in, or omissions from, any form.

This Offer remains open for acceptance until the date set out in Clause 4.2, subject to the right of Liquitek to extend the date for acceptance.

Acceptors are not entitled to withdraw their acceptances of this Offer, whether or not there has been any variation to the Offer as permitted by Section 9 of the Companies Amendment Act 1963. Acceptance of this Offer by an acceptor shall constitute a contract between the acceptor and Liquitek on the terms and conditions set out in this document (including the appointment of Liquitek as power of attorney in respect of Distech Securities sold pursuant to this Offer).

This Offer is open for acceptance by all persons who hold Distech Securities, whether acquired before or after the date of this Offer.

Notice by Liquitek in the New Zealand Herald newspaper and to Distech of any matter relating to this Offer shall constitute notice of such matter to all Distech shareholders and shall be deemed to have been duly given on the day following the date of notification in the New Zealand Herald and to Distech.



       SETTLEMENT

Scrip for the New Securities to which acceptors will have become entitled under this Offer will be dispatched by Liquitek by ordinary post within five Business Days after such receipt.

Liquitek's obligations under Clause 5.1 shall be subject to registration of the transfer of each acceptor's Distech Securities to Liquitek. Liquitek will present all Acceptance Forms to Distech for registration as soon as possible after receipt. Liquitek Securities are tradable on the United States Over the Counter Bulletin Board. However, the Liquitek Securities will be subject to certain restrictions. The holder(s) of the shares will have the right to participate in a registration statement under the United States Securities Act 1993 ("Statement"), and should indicate their agreement to such participation by initialling the Acceptance Form where required. Liquitek is obligated to file that Statement by 1 April 2001. After the Statement is filed, it will be examined by the United States Securities and Exchange




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Commission ("SEC") to determine compliance with United States securities laws and may issue comments on the Statement to which Liquitek must respond. After the SEC is satisfied that Liquitek has adequately responded to all of the SEC's comments, the Statement will be declared effective by the SEC. Liquitek believes that the examination period will not exceed three months from the date that the Statement is filed with the SEC; however, there can be no assurance to that effect. This would enable the sale of Liquitek shares in a staged manner over a 2 year period so that up to 25% of the shares may be sold in the 6 months following registration of the Statement. A further 25% may be sold in the second 6 months after registration of the Statement, and a further 25% may be sold in the period between 12 months and 18 months after registration of the Statement. The balance of the shares may be sold 18 months after registration of the Statement. These restrictions are contained in
       Schedule 3, and you agree by accepting this Offer to be bound by the terms contained therein.


       CAPITAL CONTRIBUTIONS TO DISTECH; RESCISSION RIGHTS

Liquitek has given certain undertakings to contribute ongoing funding to Distech in accordance with the provisions of clause 1.4.2 of the Acquisition Agreement. If Liquitek has not raised a minimum of US$2,500,000 on or before March 31, 2001 and an additional US$2,500,000 on or before June 30, 2001, the majority in interest of the Stockholders (as defined in the Acquisition Agreement), will have the right to notify Liquitek of their intention to rescind the Acquisition Agreement.

If, after the notice of rescission is duly served, Liquitek has not raised
       US$2,500,000 on or before June 30, 2001 or US$5,000,000 on or before September 30, 2001, then to the extent possible the share swap under the Acquisition Agreement will be unwound.

Where the Stockholders exercise their rights of rescission pursuant to clause
       1.4.2 of the Acquisition Agreement, then the acceptors will also have the right to rescind the acquisition of their shares pursuant to this Offer Document on the same commercial terms mutatis mutandis as are contained in the Acquisition Agreement. In the event that the Stockholders exercise their rights of recission and as a consequence Liquitek becomes bound to return to the Stockholders their Distech shares, Liquitek must forthwith give notice to the acceptors and the acceptors may within 30 days of receipt of such notice require Liquitek to return the Distech shares sold by the acceptors under this Offer Document.

If any of the acceptors has sold any Liquitek shares prior to the recission, then the number of Distech shares to be returned to that acceptor will be scaled back accordingly, and Liquitek will be deemed to be the owner of the Distech shares referable to the Liquitek shares which have been sold.


       GENERAL

Liquitek is a company incorporated in Nevada, United States of America having its registered office at 2533 North Carson Street, Carson City, Nevada 89706, United States of America. Liquitek's principal executive offices are located at 1350 East Draper Parkway, Draper, Utah 84020, United States of America.




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

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The names, addresses and occupations of the directors of Liquitek are:

      Culley W. Davis
      Chairman
      1350 Draper Parkway, Draper, Utah 84020
      Mr. Davis is CEO of HydroMaid International, Inc. and founder of Liquitek.

      Lester W.B. Moore
      President and CEO of Liquitek
      1350 Draper Parkway, Draper, Utah 84020
      Mr. Moore is also Executive Vice-President of Bain Capital, Inc.

      Robert C. Gay
      Non-Executive Director
      2 Copley Place, Boston, Massachusetts 02116
      Mr. Gay is Managing Director of Bain Capital, Limited

      Robert D Peterson
      Non-Executive Director
      247 Saddle Ridge Drive, Knoxville, Tennessee 37922
      Mr. Peterson is Vice-President of the Environmental Systems Division of Alstom Power, Inc.

      David A. Dattilo
      Non-Executive Director
      2449 Tall Oaks Drive, Elgin, Illionois 60123
      Mr. Dattilo has been an independent consultant since his retirement as Senior Vice-President of Sales and Services for Safety-Kleen Corporations.

      Dudley Ward
      President and Chief Executive Officer of Distech Limited
      1/41 Sylvia Road
      St Heliers
      Auckland

      O. Guy Eady
      Non-Executive Director
      29 Ngapuhi Road
      Remuera
      Auckland

               Liquitek is beneficially entitled (as that term is defined in the Companies Amendment Act 1963) to 3,834,553 Distech Securities, comprising 3,786,531 ordinary shares and 48,022 Distech Warrants.

Attached as Schedule 2 of this Offer is the additional information required to be disclosed pursuant to Section 4 and Part C of the First Schedule of the Companies Amendment Act 1963.




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By their acceptance of this Offer, acceptors will be deemed to represent and warrant to Liquitek that their Distech Securities are (where applicable) fully paid and that title to their Distech Securities will pass to Liquitek deemed to be operative from the beginning of the 31st day of December 2001 free of all charges, liens, mortgages and encumbrances of any kind.

On acceptance of this Offer, Liquitek will be deemed to have given to each acceptor the representations and warranties set out in Article IV of the Acquisition Agreement. A copy of the Acquisition Agreement is available for inspection at the registered office of Distech Limited.

The representations and warranties given by Liquitek pursuant to clause 7.6 will remain in full force and effect for a period of two full years from the date of the closing of this Offer, and thereafter will expire.

This Offer, and each contract arising from it, shall be governed by and construed in accordance with the laws of New Zealand.

Attached to this Offer is a copy of the Notice of Takeover Scheme dated 14
       December 2000 delivered to Distech pursuant to the Companies Amendment Act 1963.

This Offer is dated 29 December 2000.

       DEFINITIONS

In this Offer unless the context otherwise requires:

              "Acquisition Agreement" means that Agreement for the Acquisition of Certain Ordinary Shares and Rights of Distech Limited by Liquitek Enterprises, Inc. dated 30 November 2000, a copy of which is available for inspection at Distech's offices.

              "Business Day" means a day on which the New Zealand Stock Exchange is open for trading.

              "Distech Option" means an option issued by Distech entitling the holder to one ordinary share in the capital of Distech on payment of NZ$5.00 per share on or prior to 31 December 2005.

              "Distech Securities" means a fully paid ordinary share in Distech, or a Distech Warrant or a Distech Option as the case may be.

              "Distech Warrants" means warrants issued by Distech entitling the holder to one ordinary share in the capital of Distech on payment by the warrant holder of NZ$5.00 per share on or prior to 1 May 2001.

              "Liquitek Option" means options issued by Liquitek entitling the holder to three shares of common stock in the capital of Liquitek on payment by the option holder of NZ$5.00 per option on or prior to 31 December 2005.




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              "Liquitek Securities" means a fully paid share of common stock in Liquitek, or a Liquitek Warrant or a Liquitek Option as the case may be.

              "Liquitek Warrant" means warrants issued by Liquitek entitling the holder to three shares of common stock in the capital of Liquitek on payment by the warrant holder of NZ$5.00 per warrant on or prior to 1 May 2001.

              "Notice Date" means 14 December 2000.

              "Relevant Interest" has the meaning prescribed by the Securities Amendment Act 1988.

Share entitlements to New Shares shall be rounded to the nearest whole number.
       If the entitlement is for 0.50 of a Liquitek Share the entitlement shall be rounded up to the nearest whole number.





       For and on behalf of Liquitek Enterprises, Inc. by:




       --------------------------------
       Lester W. B. Moore, Director




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                           LIQUITEK ENTERPRISES, INC.

                            2533 North Carson Street
                                   Carson City
                                  Nevada 89706
                            United States of America






                            NOTICE OF TAKEOVER SCHEME




14 December 2000


The Directors
Distech Limited
PO Box 87119
Meadowbank
Auckland

By Facsimile:





Liquitek Enterprises, Inc. ("Liquitek") a duly incorporated company having its registered office at 2533 North Carson Street, Carson City, Nevada 89706, United States of America hereby gives notice in accordance with Section 4 of the Companies Amendment Act 1963 of a takeover scheme involving the making of offers by Liquitek for the acquisition of all the Distech Limited ("Distech") shares which have been issued at the date of this notice.

Attached to this notice is a copy of the proposed form of offer. The offers will be made in that form and with any modifications necessary to update the information required by the Companies Amendment Act 1963.






For and on behalf of Liquitek Enterprises, Inc.








-------------------------------
Lester W. B. Moore, Director




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                                   SCHEDULE 1



Pursuant to Section 4(1) of the Companies Amendment Act 1963 and in compliance with the requirements of Part C of the First Schedule of that Act


LIQUITEK ENTERPRISES, INC.

Liquitek was incorporated in Nevada, United States of America on April 16, 1992 as Vitriseal, Inc. and then changed its name to Liquitek Enterprises, Inc. on 31 July 2000. The registered office of Liquitek is 2533 North Carson Street, Carson City, Nevada 89706, United States of America. Liquitek's principal executive offices are located at 1350 East Draper Parkway, Draper, Utah 84020, United States of America.

DIRECTORS

The names, addresses and occupations of all of the directors of Liquitek are detailed in paragraph 7.2 of the Offer.

PRINCIPAL ACTIVITY

The principal activity of Liquitek, through its various subsidiaries, is the development and provision of wastewater management technologies and water purification systems. Liquitek's products and services include an antifreeze recycling facility, a proprietary wastewater recycling system for a variety of chemicals, and a silicate corrosion-protective coating for metal and other surfaces known as "VitriSeal.".

FINANCIAL INFORMATION

The profit or loss of Liquitek (together with its subsidiaries) as a whole in respect of each of the five completed financial years preceding the date on which the Notice of Takeover Offer was given to Distech follow (monetary amounts are shown in thousands of U.S. dollars):



-------------------------------------------------------------------------------------------------------
   FINANCIAL        PROFIT/         AMOUNT           RATE OF         AMOUNT OF         CLASSES OF
      YEAR           LOSS             OF             DIVIDEND         ISSUED &           SHARES
     (ENDED                        DIVIDEND           PAID            PAID UP
       31                            PAID          (PER SHARE)        CAPITAL
    DECEMBER)
-------------------------------------------------------------------------------------------------------



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

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    2000 *          (4,550)          -0-                -0-            31,229**       1 (ordinary)
    1999            (1,594)          -0-                -0-             5,821         1 (ordinary)
    1998            (1,208)          -0-                -0-             4,007         1 (ordinary)
    1997            (1,005)          -0-                -0-             1,838         1 (ordinary)
    1996             ( 901)          -0-                -0-             1,476         1 (ordinary)

-------------------------------------------------------------------------------------------------------


*    Data reported for 2000 are for the nine months ended 30 September 2000.

** Liquitek acquired Thermoflow Corp. and Liquitek Corp. in a stock-for-stock transaction in May 2000. In connection therewith, approximately US$20,000,000 in intangible assets were recorded in accordance with Generally Accepted Accounting Principals (GAAP) recognized in the United States. A significant amount of such intangibles will also be recorded in connection with the Distech acquisition, but the amount is pending the completion of the audit of Distech's financial records and the appraisals of the Liquitek shares issued in this transaction and the assets acquired thereby.

SECURITIES OFFERED

The shares of common stock of Liquitek that are being offered as consideration for the takeover offer are issued fully paid up.

The Liquitek Warrants that are being offered for consideration for the takeover offer will entitle the holder to three shares of common stock in the capital of Liquitek on payment by the warrant holder of NZ$5.00 per warrant on or prior to 1 May 2001.

The Liquitek Options will entitle the holder to three shares of common stock in the capital of Liquitek on payment by the option holder of NZ$5.00 per option on or prior to 31 December 2005.

CLASSES OF SHARES

The Liquitek Securities offered as consideration for the takeover offer shall in all respects rank pari passu with the existing share capital of Liquitek, subject to the Lockup provisions referred to in paragraph 5.2 of the Offer. Ordinary voting rights will attach to those Liquitek Shares (one share, one vote).

INDEBTEDNESS

No material change to the total indebtedness of Liquitek since the end of the last financial year (being) 31 December 1999 has occurred.

In respect of the shares in Liquitek offered pursuant to this takeover offer:

(a) The latest available sale price before the Notice of Takeover Scheme was given by Liquitek was US$1.312 at the close of trading on 14 December 2000.




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(b)  The shares of Liquitek are quoted on the United States Over-the-Counter
     Bulletin Board.

(c) The information Liquitek has of the highest and lowest prices at which shares of Liquitek have been sold in each of the calendar years since the company's stock became publicly tradeable are as follows:



         --------------------------------------------------
                  YEAR           HIGH            LOW

         --------------------------------------------------
                  2000          US$9.25        US$1.375
                  1999          US$2.75        US$0.875
                  1998            N/A             N/A
         --------------------------------------------------


(d) As Liquitek is a startup development company no dividends have ever been declared on the ordinary shares of Liquitek.

A copy of the latest financial statements and reports required to be sent to shareholders of Liquitek pursuant to the United States Securities Exchange Commission regulations are attached as Schedule 2 of this takeover offer.

































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                                   SCHEDULE 2



A copy of the latest financial statements and reports of Liquitek Enterprises, Inc. are attached.































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                                   SCHEDULE 3

                                LOCKUP AGREEMENT



         The acceptors have the option to participate in a registration statement to be filed under the Securities Act of 1933 within four months of the Closing Date on Form S-3 (the "Registration Statement").

The parties acknowledge that Liquitek is obligated to file the Registration Statement within four months of the Closing Date and diligently pursue the effectiveness of the Registration Statement, but that Liquitek cannot guarantee the timing of the declaration of effectiveness (the "Registration Date") of the Registration Statement by the Securities and Exchange Commission, which declaration of effectiveness is a condition precedent to the ability of any of the acceptors to sell any Liquitek Securities covered by the Registration Statement.

The acceptors who include their Liquitek Securities in the Registration Statement shall be subject to lock-up agreements between them and Liquitek. The lock-up agreements will apply from the earlier of the Registration Date or the date three months after the completion of the audit of Distech's financial statements required for Liquitek's Current Report on Form 8-K and the Registration Statement (the "Commencement Date"). Under the lock-up agreements the acceptors will be permitted to sell their Liquitek Securities as follows:



                NUMBER OF DAYS                  PERCENTAGE OF SHARES
            FROM COMMENCEMENT DATE               ELIGIBLE FOR SALE
            ----------------------               -----------------
                  0-180 days                             25%
                 181-365 days                            25%
                 366-545 days                            25%
            546 days and thereafter                      25%


No further restrictions shall apply to the Liquitek Securities held by acceptors participating in the Registration Statement 546 days after the Registration Date. The acceptors electing to participate in the Registration Statement shall so indicate on the acceptance form by initialling the space opposite their respective signatures. Any of the acceptors who elect not to be included in the Registration Statement shall be eligible to sell their Liquitek Securities in accordance with the provisions of Rule 144 promulgated under the Securities Act of 1933 one year from the Closing Date, in the case of the acceptors, and one year from the exercise date of their Liquitek Warrants.

If an acceptor notifies the Escrow Holder of the intention of the acceptor to rescind this Agreement under the terms and conditions set forth in Section 6 of the Offer Document, the acceptors shall not have the right to transfer any of their Liquitek Securities and the Escrow Holder shall be required to retain all of the Liquitek Securities in the Escrow pending the completion of the rescission. In the event that while the lock-up agreements are applicable:




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any offer is made for or any transfer is completed in respect of 20% or more of the outstanding shares in Liquitek by any existing stockholder(s) of Liquitek who is/are an affiliate (other than sales to the public in a "broker's transaction" as defined in Rule 144 promulgated under the Securities Act of 1933) in one transaction, the acceptors will be released from any remaining restrictions on them under the lock-up agreements; and

any takeover offer is received for Liquitek, Liquitek will use all reasonable endeavours to procure that the acceptors are able to participate in the offer on the same terms as the other stockholders of Liquitek.

In this Schedule terms not otherwise defined in this Offer Document, but which are defined in the Acquisition Agreement will have the meaning given to that term in the Acquisition Agreement.































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